协　议

甲方：香港华夏国际实业有限公司

法定代表人：刘长祯

护照号（身份证号）：**220502195508150039**

乙方：张飞

护照号（身份证号）：**320830197612122075**

因固定资产一直没有到位，公司决定退回其固定资产，而购买资金尚未退回。经双方协商，乙方同意将 6，000，000 美元的还款时间从 2015 年 6 月 30 日推迟到 2015 年 12 月 31 日。

甲方：香港华夏国际实业有限公司（盖章）

法人代表签字：

乙方：

二 0 一五年七月一日

Loan Contract

Party A: Hong Kong Huaxia International Industrial Co.,Ltd.

Legal Representative:Liu, Changzhen

ID number: 220502195508150039

Party B: Zhang, Fei

ID number: 320830197612122075

Considering fixed assets haven’t been put in the right place, Hong Kong Huaxia decided to return the fixed assets, but the purchase funds have not been returned yet. So Party B agreed to postpone the repayment of $ 6,000,000 from 30 Jun 2015 to 31 Dec 2015 through consultations.

Party A: Hong Kong Huaxia International Industrial Co., Ltd. (Stamp)

Legal representative signature:

Party B: Zhang, Fei

Signature:

07-01-2015